UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Clearwire Corporation

(Name of Registrant as Specified in Its Charter)

Crest Financial Limited

Crest Investment Company

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On May 9, 2013 Crest Financial Limited issued the following press release:

FOR IMMEDIATE RELEASE:

CONTACT: Jeffrey Birnbaum, (202) 661-6367, JBirnbaum@BGRPR.com

Crest Financial Issues Presentation Urging Clearwire Stockholders to Vote Against Sprint-Clearwire Merger

Document Highlights Eagerness of DISH and SoftBank to Control Clearwire Spectrum

HOUSTON, May 9, 2013 — Crest Financial Limited, the largest of the independent, minority stockholders of Clearwire Corporation (NASDAQ: CLWR), yesterday filed a 40-page presentation with the Securities and Exchange Commission detailing its reasons for asking Clearwire stockholders to reject the proposed merger with Sprint Nextel Corporation.

The presentation elaborates on Crest’s long-held contentions that the price Sprint is offering to pay Clearwire stockholders for their shares is highly inadequate and that the Clearwire Board entered into an unfair Merger Agreement with Sprint, is plagued by weak corporate governance, is under undue influence of Sprint and has failed to protect non-Sprint stockholders.

In addition, the presentation highlights statements from the chief executives of DISH Network and SoftBank earlier this month suggesting that the real prize offered by an acquisition of Sprint is acquiring control of Clearwire and its valuable spectrum. As noted in the presentation, DISH’s Charlie Ergen, as reported in the Denver Business Journal, said, “It’s better for us to own Sprint, because then we control Clearwire.” In addition, at SoftBank’s “Press Conference 2013 Summer,” SoftBank Chief Executive Officer Masayoshi Son said: “In the Sprint-SoftBank transaction, Clearwire’s spectrum is key.”

David Schumacher, the General Counsel of Crest Financial said: “These statements confirm what Crest has been communicating to Clearwire’s other shareholders for some time now: The battle for Sprint is really a battle for Clearwire’s valuable spectrum, and that each of Sprint’s suitors wants to divert the value of Clearwire’s spectrum assets to itself so as to extract maximum benefit for itself to the detriment of Clearwire’s minority shareholders.”

Crest strongly urges Clearwire stockholders to vote “AGAINST” the Sprint-Clearwire merger using the GOLD proxy card.

D.F. King & Co, Inc. has been retained by Crest to assist it in the solicitation of proxies in opposition to the merger. If stockholder have any questions or need assistance in voting the GOLD proxy card, please call D.F. King & Co. at (800) 949-2583. The presentation can be found at http://www.dfking.com/clwr.

About Crest Financial Limited

Crest Financial Limited (“Crest”) is a limited partnership under the laws of the State of Texas. Its principal business is investing in securities.

Important Legal Information

In connection with the proposed merger of Clearwire with Sprint Nextel Corporation (the “Proposed Sprint Merger”), Crest and other persons (the “Participants”) have filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The definitive proxy statement was mailed to the stockholders of Clearwire on or about May 6, 2013. SECURITYHOLDERS OF CLEARWIRE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, WHICH IS AVAILABLE NOW, AND THE PARTICIPANTS’ OTHER PROXY MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS, CLEARWIRE AND THE PROPOSED SPRINT MERGER. The definitive proxy statement and all other proxy materials filed with the SEC are available at no charge on the SEC’s website at http://www.sec.gov. In addition, the definitive proxy statement is also available at no charge on the website of the Participants’ proxy solicitor at http://www.dfking.com/clwr.

Forward-looking Statements

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.